Exhibit 1.01
Skyworks Solutions, Inc.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2021
Background
This report for the year ended December 31, 2021, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement due diligence and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Conflict Minerals Rule imposes these due diligence and disclosure requirements on companies that file public reports with the SEC and whose manufactured products contain conflict minerals that are necessary to the functionality or production of the products. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”). These requirements apply to reporting companies whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.
If a registrant has reason to believe that any of the conflict minerals in the registrant’s supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) (or if the registrant is unable to determine the country of origin of those conflict minerals) and did not originate from recycled or scrap sources, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must submit a Conflict Minerals Report (the “CMR”) to the SEC that includes a description of those due diligence measures.
Overview
Skyworks Solutions, Inc. (herein referred to as “Skyworks,” the “Company,” “we,” “us,” or “our”), is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet, and wearable markets.
We conducted an analysis of our products, including both products that we manufacture and products that we contract for manufacture, and found that substantially all of these products contain components considered likely to contain 3TG. As a member of the Responsible Minerals Initiative (RMI member I.D. SWKS), we utilize the Conflict Minerals Reporting Template (CMRT) to survey our supply chain and identify the smelters/refiners in our supply chain. As part of our supplier survey process, we identify materials sourcing locations (countries of origin) using resources available to RMI members. Based on the information obtained through our supply chain survey activities of our suppliers whose materials or components contain 3TG, Skyworks has concluded that certain of our products contain 3TG that originated, or may have originated, in the Covered Countries and that is not from recycled or scrap sources.
Skyworks believes our reasonable country of origin inquiry and process was reasonably designed and performed in good faith. We publicly communicate our Conflict Minerals Policy via our website at www.skyworksinc.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.
This CMR describes the due diligence we have performed with respect to the source and chain of custody of our conflict minerals.
Design of Due Diligence Measures Taken
Skyworks has designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition.
Due Diligence Performed by Skyworks
Skyworks relies on its suppliers to provide information on the origin of the 3TG minerals. Skyworks’ due diligence measures undertaken in calendar year 2021 included, but were not limited to, comparing all smelters and refiners identified via the supply chain survey against the lists of smelters / refiners designated as conformant to the Responsible Minerals Initiative’s (RMI’s) Responsible Minerals Assurance Process (RMAP), the LBMA Good Delivery List, or the Responsible Jewellery Council (RJC) Chain of Custody (CofC) Program (all recognized and credible third-party processes).
Skyworks identified 64 in-scope suppliers providing us with 3TG or products containing 3TG that were used in Skyworks’ finished good devices for sale. Skyworks confirmed that all 64 identified suppliers provided disclosures of smelters / refiners in their respective supply chains. These disclosures from each supplier indicated that all smelters / refiners were identified and reported to Skyworks. Further, Skyworks confirmed via the due diligence process described above that all smelters / refiners reported were evaluated and recognized as conformant to the RMAP, LBMA Good Delivery List, and/or the RJC CofC Program.
Determination for Calendar Year 2021
On the basis of our due diligence measures as described in this CMR, we have determined in good faith, and to the best of our knowledge, that our products were DRC Conflict Free for 2021. In this regard, and as disclosed, we had a 100% 3TG supplier response rate, and our data results indicated our smelter / refiner supply chain as 100% conformant. The facilities the Company believes to be used to process the Company’s necessary conflict minerals include the smelters and refiners listed in Annex A. Countries of origin, to the best of our knowledge, are listed in Annex B.
In light of our position in the supply chain, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in our products. We rely on our direct suppliers to provide us with information in this regard, and those suppliers, in turn, generally must seek similar information from within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a significant extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.
Independent Private Sector Audit
Skyworks Solutions, Inc. engaged Elm Sustainability Partners LLC to conduct an independent private sector audit of this CMR for the 2021 reporting period. Refer to the audit report attached as Annex C to this CMR.

Annex A

Subject Mineral	Smelter or Refiner Name	Country of Smelter or Refiner
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA

Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Annex B
Countries of Origin

Argentina	Guinea	Rwanda
Armenia	Guyana	Saudi Arabia
Australia	Honduras	Senegal
Austria	India	Serbia
Azerbaijan	Indonesia	Sierra Leone
Belgium	Ivory Coast	Singapore
Benin	Japan	Slovakia
Bolivia	Kazakhstan	Solomon Islands
Botswana	Kenya	South Africa
Brazil	Laos	South Korea
Bulgaria	Liberia	Spain
Burkina Faso	Madagascar	Sudan
Burundi	Malaysia	Suriname
Canada	Mali	Swaziland
Chile	Mauritania	Sweden
China	Mexico	Taiwan
Colombia	Mongolia	Tajikistan
Congo, Democratic Republic of the	Montenegro	Tanzania
Costa Rica	Morocco	Thailand
Cuba	Mozambique	Turkey
Dominican Republic	Myanmar	Uganda
Ecuador	Namibia	United Kingdom of Great Britain
Eritrea	New Zealand	and Northern Ireland
Ethiopia	Nicaragua	United States of America
Fiji	Niger	Uruguay
Finland	Nigeria	Uzbekistan
France	Oman	Venezuela
French Guiana	Papua New Guinea	Vietnam
Georgia	Peru	Zambia
Germany	Philippines	Zimbabwe
Ghana	Portugal
Guatemala	Russian Federation

Annex C

INDEPENDENT PRIVATE SECTOR AUDITOR’S REPORT

To the Board of Directors:

elm sustainability partners llc conducted an Independent Private Sector Audit (IPSA) of the Skyworks Solutions, Inc., (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2021. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

•whether the design of the Company’s due diligence framework as set forth in the Conflict Minerals Report for reporting period from January 1 to December 31, 2021, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2021, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework, the description of the Company’s due diligence measures set forth in the Conflict Minerals Report and performance of the due diligence measures. Our responsibility is to express an opinion or conclusion in relation to the stated audit objectives. The mandated audit objectives and our examination did not include evaluating:

•The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•The completeness of the Company’s description of the due diligence measures performed;
•The suitability of the design or operating effectiveness of the Company’s due diligence process;
•Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof;
•The adequacy or completeness of the Company’s applicability determinations of parts, components, materials or products used, sold, manufactured by or for the Company;
•The Company’s conclusions about the source or chain of custody of its conflict minerals or the DRC Conflict Free status of parts, components, materials or products used, sold, manufactured by or for the Company; or
•The operational status during the reporting period of any disclosed smelter or refiner.

We do not express an opinion or offer any other form of conclusion or assurance on those or any other matters in any section of the Conflict Minerals Report other than the sections titled Design of Due Diligence Measures Taken and Due Diligence Performed by Skyworks.
Audit planning began March 29, 2022 and the audit activities were conducted April 20, 2022. Due to the Covid–19 pandemic the audit was conducted remotely using web based file sharing and teleconference calls. No impairments or threats to our independence as an auditor were identified prior to, during or after this audit. As the basis for this audit, the Company provided the Conflict Minerals Report that was current on April 19, 2022. For the first audit objective, we reviewed the following audit evidence and compared it to the OECD Due Diligence Guidance: (a) detailed conflict minerals program documentation relating to each of the five steps, (b) evidence of data management, program execution and controls, and (c) interviews with the individual directly involved in executing the conflict minerals program; thereby providing reasonable assurance that the design of the due diligence framework described in the section of the Conflict Minerals Report titled Design of Due Diligence Measures Taken is in conformity with, in all material respects, the OECD Due Diligence Guidance. For the second audit objective, we reviewed 100% of the information provided by the Company documenting that it undertook the due diligence measures described in the section of the Conflict Minerals Report titled Due Diligence Performed by Skyworks. We also conducted interviews with the individual directly involved in performing those due diligence measures. The Audit Team Leader and internal quality control reviewer are senior level Principals that hold certifications from the Board of Environmental Auditor Certifications, an independent accredited certification body that requires conformance to established ethics, independence requirements and annual continuing education. The original auditor’s notes were evaluated by the internal quality control reviewer to confirm that the audit work performed and evidence obtained supports the findings or conclusions in this audit report. Additional information on our firm’s audit quality assurance practices and the external Peer Review report on our conformance to the generally accepted government auditing standards (“Yellow Book”) Performance Audit standards is available on our website.
Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.
In our opinion,
•the design of the Company’s due diligence framework as set forth in the section of the Conflict Minerals Report titled Design of Due Diligence Measures Taken for the reporting period from January 1 to December 31, 2021, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and
•the Company’s description of the due diligence measures it performed as set forth in the section of the Conflict Minerals Report titled Due Diligence Performed by Skyworks for the reporting period from January 1 to December 31, 2021, is consistent with the due diligence process that the Company undertook.
We conducted this performance audit in accordance with generally accepted government auditing standards. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives. We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.
Foothill Ranch, California
April 28, 2022